EXHIBIT 10.7: Base Salaries of Named Executive Officers

Effective March 1, 2012, the following are the base salaries (on an annual basis) of the named executive officers* (as defined in Item 402(a)(3) of Regulation S-K) of Alliance Bankshares Corporation.

William E. Doyle, Jr.	$299,500
President & Chief Executive Officer

Jean S. Houpert**	$185,000
Executive Vice President & Chief Financial Officer

George F. Cave	$220,000
Executive Vice President

Craig W. Sacknoff	$181,600
Executive Vice President

*	Salary information is not presented for Paul M. Harbolick, Jr. because he is no longer an employee.
**	Jean S. Houpert is expected to become a named executive officer with the 2012 Proxy Statement.

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